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                                                                   Exhibit 99.12

                     DIRECTORS OF CARNIVAL AND P&O PRINCESS

Name                                  Function
----                                  --------

Micky Arison                          Chairman and Chief Executive Officer

Robert Dickinson                      Executive Director

Howard S. Frank                       Vice-Chairman and Chief Operating Officer

Pier Luigi Foschi                     Executive Director

A. Kirk Lanterman                     Executive Director

Peter G. Ratcliffe                    Executive Director

Ambassador Richard G. Capen Jr.       Non-Executive Director

Arnold W. Donald                      Non-Executive Director

Baroness Hogg                         Non-Executive Director

Modesto A. Maidique                   Non-Executive Director

Sir John Parker                       Non-Executive Director

Stuart Subotnick                      Non-Executive Director

Uzi Zucker                            Non-Executive Director